Exhibit 10.1
STOCK APPRECIATION RIGHTS (CASH-SETTLED) TERMS AND CONDITIONS
(VANDENBERGHE)
     1. Definitions.
     “Grantee” shall mean James H. Vandenberghe.
     Any term capitalized herein but not defined will have the meaning assigned to such term in the Lear Corporation Long-Term Stock Incentive Plan.
     2. Term, Vesting and Exercise of the SAR.
     (a) Each SAR hereunder will be granted as of May 7, 2008
     (b) The SAR with a Grant Price of $39.00 per Share with respect to 50,000 Shares will expire at the close of business on March 19, 2009.
     (c) The SAR with a Grant Price of $41.83 per Share with respect to 75,000 Shares will expire at the close of business on June 30, 2009.
     (d) Each SAR will vest and become exercisable as to all of the Shares to which the SAR relates on July 1, 2008; provided that such vesting is conditioned upon all of Grantee’s Options outstanding as of the Grant Date expiring unexercised prior to July 1, 2008. Notwithstanding anything contained herein to the contrary, the right of the Grantee to exercise the SAR will be forfeited if the Committee determines, in its sole discretion, that (i) the Grantee has entered into a business or employment relationship which is detrimentally competitive with the Company or substantially injurious to the Company’s financial interests; (ii) the Grantee has been discharged from employment with the Company or an Affiliate for Cause; or (iii) the Grantee has performed acts of willful malfeasance or gross negligence in a matter of material importance to the Company or an Affiliate.
     (e) The SAR may be exercised by written notice to the Company indicating the number of Shares to which the SAR relates being exercised. When the SAR is vested and exercisable, it may be exercised in whole at any time or in part from time to time as to any or all full Shares under the SAR. Notwithstanding the foregoing, the SAR may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the SAR. If the Grantee dies prior to the expiration date of the SAR, his estate will have the right to exercise the SAR prior to the SAR’s expiration date.
     (f) Any amount due to the Grantee upon exercise of the SAR will be paid in cash. The amount delivered to the Grantee upon exercise of the SAR will be based on the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the grant price (“Grant Price”) of the SAR. The Grantee will not receive a distribution if the Fair Market Value on the date of exercise does not exceed the Grant Price. The Grantee’s distribution of cash upon exercise of the SAR will be the aggregate dollar difference between the Fair Market Value of a Share on the date of exercise and the Grant Price for all SARs so exercised; provided, that the amount delivered to the Grantee shall be subject to the minimum withholding tax for supplemental wages.
     3. [reserved]
     4. [reserved]
     5. Transferability of SAR. Each SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The SAR will be exercisable during the Grantee’s lifetime only by the Grantee or by his guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the SAR on behalf of the Grantee.

     6. Securities Law Requirements.
     (a) Each SAR will not be exercisable in whole or in part, if exercise may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time.
     (b) The SAR is subject to the further requirement that, if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SAR, the SAR may not be exercised in whole or in part, unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.
     (c) With respect to individuals subject to Section 16 of the Exchange Act, transactions under each SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action will be null and void.
     7. No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Grantee (or upon a transferee of the Grantee) to exercise the SAR.
     8. No Limitation on Rights of the Company. The grant of the SAR will not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
     9. SAR Not a Contract of Employment. The SAR is not a contract of employment, and no terms of employment of the Grantee will be affected in any way by the SAR or related instruments except as specifically provided therein. The establishment of the SAR will not be construed as conferring any legal rights upon the Grantee for a continuation of employment, nor will it interfere with the right of the Company or any Affiliate to discharge the Grantee and to treat him without regard to the effect that treatment might have upon him as a Grantee.
     10. Grantee to Have No Rights as a Stockholder. The Grantee will have no rights as a stockholder with respect to any Shares subject to the SAR.
     11. No Deferral Rights. There shall be no deferral of payment, delivery or receipt of any amounts hereunder.
     12. Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice will be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, P. O. Box 5008, Southfield, Michigan, 48086-5008, Attention: General Counsel and, in the case of the Grantee, to the last known address of the Grantee in the Company’s records.
     13. Governing Law. This document and each SAR will be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.
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